PHC, INC.

                                 200 Lake Street
                                    Suite 102
                          Peabody, Massachusetts 01960




                                November 10, 2005






Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PHC, Inc., which will be held on Tuesday, December 20, 2005, at 2:00 PM, at the corporate offices of PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about PHC, Inc.'s officers and directors.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke it at any time prior to the meeting, or vote your shares personally if you attend the meeting. We look forward to seeing you.

                                                     Sincerely,


                                                     Bruce A. Shear
                                                     President


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
                                    PHC, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 20, 2005

     The Annual Meeting of Stockholders of PHC, Inc. (the "Company") will be held at our corporate offices at 200 Lake Street, Suite 102, Peabody, Massachusetts, on Tuesday, December 20, 2005, at 2:00 PM, for the following purposes:

1. To elect five directors (two to be elected by the holders of the Company's Class A Common Stock and three to be elected by the holders of the Company's Class B Common Stock) to hold office until the annual meeting next following their election and until their successors are duly elected and qualified;

2. To consider and vote upon a new employee stock purchase plan to replace the current plan, which expired on October 18, 2005. If approved the new plan will provide 500,000 shares of Class A Common Stock available for issuance under the plan;

3. To consider and vote upon a proposed amendment to the 2004 Non-Employee Director Stock Option Plan to increase the annual grant of options to non-employee directors as outlined in section 4(b) of the plan from 10,000 options to 20,000 options; and,

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 21, 2005 as the record date for determination of stockholders entitled to notice of, and to vote at the annual meeting and at any adjournment thereof.

     All stockholders are cordially invited to attend the meeting.

                                           By order of the Board of Directors


                                           Paula C. Wurts, Assistant Clerk

Peabody, Massachusetts
November 10, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                    -- 2 --

                                    PHC, INC.

                                 200 Lake Street
                                    Suite 102
                          Peabody, Massachusetts 01960
                                 (978) 536-2777

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHC, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the corporate offices of the Company at 200 Lake Street, Suite 102, Peabody, Massachusetts on December 20, 2005 at 2:00 PM (Boston time), and at any adjournment of that meeting (the "Annual Meeting"). Each proxy will be voted in accordance with the instructions specified, and if no instruction is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by filing a later dated proxy or written notice of revocation with Paula C. Wurts, Assistant Clerk of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report on Form 10-K for the year ended June 30, 2005 is being mailed to stockholders together with this Proxy Statement. The Company will furnish any exhibit to the Company's Annual Report on Form 10-K upon the payment of a processing fee of ten cents per page plus mailing costs. The date of mailing of this Proxy Statement is expected to be on or about November 15, 2005.

     The Board of Directors has fixed October 21, 2005 as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). On that date, there were outstanding and entitled to vote 17,369,201 shares of Class A Common Stock and 776,991 shares of Class B Common Stock of the Company (the shares of Class A Common Stock and Class B Common Stock are referred to collectively herein as the "Shares"). Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. The holders of the Company's Class A Common Stock are entitled to elect two members of the Company's Board of Directors (the "Class A Directors") and holders of the Company's Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors (the "Class B Directors"). Holders of Class A Common Stock will receive proxy cards, which will be different from those received by the holders of Class B Common Stock. The proxy cards received by the holders of Class A Common Stock will contain a proposal relating to the election of the two members of the Board of Directors to be elected by the holders of the Class A Common Stock, in addition to any other proposals to be voted upon during the General Session. Holders of Class B Common Stock will receive proxy cards, which will contain a proposal relating to the election of the three members of the Board of Directors to be elected by the holders of the Class B Common Stock, in addition to any other proposals to be voted upon during the General Session. Except for the election of directors, the holders of Class A Common Stock and Class B Common Stock vote as one class.

     The Annual Meeting will be composed of three related but separate sessions:
(i) a special session of the holders of Class A Common Stock, during which session only holders of Class A Common Stock are entitled to vote, for the separate election by such holders of two directors, and no other business may properly come before the meeting; (ii) a special session of the holders of Class B Common Stock, during which session only holders of Class B Common Stock are entitled to vote, for the separate election by such holders of three directors, and no other business may properly come before the meeting; and (iii) a general session of the holders of the Class A Common Stock and the Class B Common Stock to transact such other business as may properly come before the meeting or any adjournment thereof "General Session"). The presence in person or by proxy of holders of shares of Class A Common Stock and Class B Common Stock outstanding as of the Record Date which, combined, have the right to cast a majority of the votes which may be cast with respect to matters arising during the General Session will constitute a quorum for the conduct of business at the General Session. The presence in person or by proxy of holders of shares of Class A Common Stock and Class B Common Stock outstanding as of the Record Date which have the right to cast a majority of the votes which may be cast with respect to matters arising during the Class A Session and the Class B Session, respectively, will constitute a quorum for purposes of the Class A Session and the Class B Session, respectively.


                                    -- 3 --

     The affirmative vote of the holders of a plurality of the shares of each of Class A Common Stock and Class B Common Stock represented at the meeting is required for the election of the Class A Directors and the Class B Directors, respectively. Approval of each of the other matters that is before the meeting will require the affirmative vote of the holders of a majority of the shares represented at the meeting and voting thereon. No votes may be taken at the meeting, other than a vote to adjourn, unless the appropriate quorum (as set forth in the preceding paragraph) has been constituted. Shares voted to abstain or to withhold as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed represented for quorum purposes. Such shares, however, shall not be deemed to be voting on such matters, and therefore will not be the equivalent of negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.





                                    -- 4 --

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of shares of the Company's Class A Common Stock and Class B Common Stock (the only classes of voting capital stock of the Company currently outstanding) as of October 21, 2005, by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) the Company's Chief Executive Officer, (iv) each of the Company's two most highly compensated executive officers other than its Chief Executive Officer who were serving as officers of the Company at the end of the 2004 fiscal year and whose salary and bonus for the 2005 fiscal year exceeded $100,000 and (v) all directors and officers of the Company as a group (the individuals specified in subsections (iii) and (iv) hereof collectively are referred to herein as the "Named Executive Officers"). Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                                                        Amount and
                                                        Nature of       Percent
                       Name and Address                 Beneficial      of
Title of Class         of Beneficial Owner              Owner (12)      Class
_______________________________________________________________________________
Class A Common Stock   Bruce A. Shear                    649,495(1)       3.7%
                       c/o PHC, Inc.
                       200 Lake Street
                       Peabody, MA   01960
                       Robert H. Boswell                 248,719(2)       1.4%
                       c/o PHC, Inc.
                       200 Lake Street
                       Peabody, MA   01960
                       Paula C. Wurts                    197,349(3)       1.1%
                       c/o PHC, Inc.
                       200 Lake Street
                       Peabody, MA   01960
                       Howard W. Phillips                173,750(4)          *
                       P. O. Box 2047
                       East Hampton, NY   11937
                       Gerald M. Perlow                  143,125(5)          *
                       c/o PHC, Inc.
                       200 Lake Street
                       Peabody, MA   01960
                       Donald E. Robar                   134,127(6)          *
                       c/o PHC, Inc.
                       200 Lake Street
                       Peabody, MA   01960
                       William F. Grieco                 137,750(7)          *
                       115 Marlborough Street
                       Boston, MA   02116
                       David E. Dangerfield               50,000(8)          *
                       5965 South 900 East
                       Salt Lake City, UT 84121
                       All  Directors and Officers     1,734,315(9)       9.5%
                        as a Group (8 persons)



                                    -- 5 --

                                                        Amount and
                                                        Nature of       Percent
                       Name and Address                 Beneficial      of
Title of Class         of Beneficial Owner              Owner (12)      Class
_______________________________________________________________________________

Class A Common Stock   Marathon Capital Mgmt, LLC      1,153,800          6.7%
(continued)            P. O. Box 771
                       Hunt Valley, MD  21030
Class B Common Stock   Bruce A. Shear                    721,259(11)     92.8%
    (10)               c/o PHC, Inc.
                       200 Lake Street
                       Peabody, MA   01960
                       All Directors and Officers        721,259         92.8%
                        as a Group (8 persons)

*    Less than 1%
1. Includes 209,500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price range of $.30 to $2.68 per share.
2. Includes 116,000 shares of Class A Common Stock issuable pursuant to currently exercisable stock options at an exercise price range of $.30 to $2.73 per share.
3. Includes 116,000 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price range of $.30 to $2.73 per share.
4. Includes 108,500 shares issuable pursuant to currently exercisable stock options having an exercise price range of $.22 to $1.48 per share.
5. Includes 97,000 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $.22 to $6.63 per share.
6. Includes 100,500 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $.22 to $6.63 per share.
7. Includes 96,000 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price range of $.22 to $3.50 per share.
8. Includes 50,000 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price range of $ .55 to $1.48 per share.
9. Includes an aggregate of 893,500 shares issuable pursuant to currently exercisable stock options. Of those options, 5,500 have an exercise price of $6.63 per share, 6,000 have an exercise price of $3.50 per share, 10,000 have an exercise price of $2.73, 22,500 have an exercise price of $2.68, 15,000 have an exercise price of $2.38 per share, 6,000 have an exercise price of $2.06 per share, 50,000 have an exercise price of $1.48, 50,000 have an exercise price of $1.41, 15,000 have an exercise price of $1.37, 50,000 have an exercise price of $1.33 per share, 15,000 have an exercise price of $1.21, 6,000 have an exercise price of $1.03 per share, 6,000 have an exercise price of $.81 per share, 140,000 have an exercise price of $.75 per share, 50,000 have an exercise price of $.74 per share, 15,000 have an exercise price of $.69 per share, 138,000 have an exercise price of $.55 per share, 15,000 have an exercise price of $.45 per share, 40,000 have an exercise price of $.35 per share, 230,500 have an exercise price of $.30 per share and 8,000 have an exercise price of $.22 per share.
10. Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer or at any time at the option of the holder.
11. Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares.
12. "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and


                                    -- 6 --
     holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors).

     By virtue of the fact that Mr. Shear owns 92% of the class B shares and the class B stockholders have the right to elect all of the directors except the two directors elected by the class A stockholders, Mr. Shear has the right to elect the majority of the members of the Board of directors and may be deemed to be in control of the Company.

     Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership," the following persons or groups held the following percentages of voting rights for all shares of common stock combined as of October 21, 2005:

                 Bruce A. Shear ........................................19.83%
                 All Directors and Officers as a Group
                    (8 persons).........................................24.12%



                                    -- 7 --

                              ELECTION OF DIRECTORS

     The members of the Board of Directors elected at the Annual Meeting will be classified into two classes of directors. Two directors will be elected by the holders of the Company's Class A Common Stock and the balance of the directors will be elected by the holders of the Company's Class B Common Stock. The terms of the present directors expire at the Annual Meeting or when the successors are chosen and qualified, if later. The Board of Directors has fixed at five the number of directors to be elected at the Annual Meeting.

     The nominees for Class A Directors for election at the Annual Meeting are Donald E. Robar and Howard Phillips. The nominees for Class B Directors for election at the Annual Meeting are Bruce A. Shear, William F. Grieco and David
E. Dangerfield. The proxy for holders of Class A Common Stock will be voted to elect as Class A Directors the two nominees (Donald E. Robar and Howard Phillips), unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy for holders of Class B Common Stock will be voted to elect as Class B Directors the three nominees (Bruce A. Shear, William F. Grieco and David E. Dangerfield), unless authority to vote for the election of directors is withheld by marking the proxy to that effect. Donald E. Robar, Howard W. Phillips, Bruce A. Shear, William F. Grieco and David E. Dangerfield are presently directors of the Company and have consented to serve if reelected.

         Name                   Age         Position
________________________________________________________________________________

  Bruce A. Shear                50    Director, President and Chief Executive
                                        Officer
  Donald E. Robar (1)(2) (3)    68    Director
  Howard W. Phillips            75    Director
  William F. Grieco (1)(2) (3)  51    Director
  David E. Dangerfield (1) (3)  64    Director

(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominating/Governance Committee

     All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. The Compensation Committee reviews and sets executive compensation. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

     BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and Treasurer of the Company from September 1993 until February 1996. From 1976 to 1980, he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over fifteen years. Mr. Shear received an M.B.A. from Suffolk University in 1980 and a B.S. in Accounting and Finance from Marquette University in 1976. Since November 2003, Mr. Shear has been a member of the board of directors of Vaso Active Pharmaceuticals, Inc., a public company marketing and selling over-the-counter pharmaceutical products that incorporate Vaso's transdermal drug delivery technology.

     DONALD E. ROBAR has served as a Director of the Company since 1985 and as the Treasurer from February 1996 until April 2000. He served as the Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology at Colby-Sawyer College in New London, New Hampshire from 1967 to 1997 and is now Professor Emeritus. Dr. Robar received an Ed.D. (Counseling) from the University of Massachusetts in 1978, an M.A.in Clinical Psychology from Boston College in 1968 and a B.A. from the University of Massachusetts in 1960.

                                    -- 8 --

     HOWARD W. PHILLIPS has served as a Director of the Company since August 27, 1996 and has been employed by the Company as a public relations specialist since August 1, 1995. From 1982 until October 31, 1995, Mr. Phillips was the Director of Corporate Finance for D.H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance.

     WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Mr. Grieco has been a Managing Director of Arcadia Strategies, LLC, a legal and business consulting organization servicing science and technology companies, since 1999. From 2001 to 2002, he also served as Senior Vice President and General Counsel of IDX Systems Corporation, a healthcare information technology Company. From 1995 to 1999 he was Senior Vice President and General Counsel for Fresenius Medical Care North America. Prior to that, Mr. Grieco was a partner at Choate, Hall & Stewartt, a general service law firm. Mr. Grieco received a BS from Boston College in 1975, an MS in Health Policy and Management from Harvard University in 1978 and a JD from Boston College Law School in 1981.

     DAVID E. DANGERFIELD has served as a Director of the Company since December 2001. Since 1977, he has served as the Chief Executive Officer for Valley Mental Health in Salt Lake City, Utah. Since 1974, Mr. Dangerfield has been a partner for Professional Training Associates (PTA). In 1989, he became a consultant across the nation for managed mental health care and the enhancement of mental health delivery services. David Dangerfield serves as a Board member of the Mental Health Risk Retention Group and Utah Alliance for the Mentally Ill, an advocacy organization of family and friends of the mentally ill, which are privately held corporations, and the Utah Hospital Association, which is a state organization. Mr. Dangerfield graduated from the University of Utah in 1972 with a Doctorate of Social Work after receiving his Masters of Social Work from the University in 1967.


           THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.


NON-DIRECTOR EXECUTIVE OFFICERS

          Name                   Age         Position
________________________________________________________________________________

  Robert H. Boswell             57       Senior Vice President
  Paula C. Wurts                56       Controller, Treasurer and Assistant
                                           Clerk

     Information with respect to the business experience and affiliations of the non-director executive officers of the Company is set forth below.

     ROBERT H. BOSWELL has served as the Senior Vice President of the Company since February 1999 and as executive vice president of the Company from 1992 to 1999. From 1989 until the spring of 1994, Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy. Mr. Boswell is a Board Member of the National Foundation for Responsible Gaming and the Chair for the National Center for Responsible Gaming.

     PAULA C. WURTS has served as the Controller of the Company since 1989, as Assistant Clerk since January 1996, as Assistant Treasurer from 1993 until April 2000 when she became Treasurer. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a B.S. in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received a Master's Degree in Accounting from Western New England College in 1996.

                                    -- 9 --

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held four meetings during the fiscal year 2005. During fiscal year 2005, each director attended 100% of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all Board committees on which such director served (during the periods that he served as a member). The Board has a standing audit committee (the "Audit Committee"), compensation committee and nominating and corporate governance committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS

     Stockholders may communicate with the Board of Directors by writing to the Board in care of the Company Assistant Clerk, PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960. The Board of Directors has delegated responsibility for initial review of stockholder communications to the Assistant Clerk, In accordance with the Board's instructions, the Assistant Clerk will forward the communication to the director or directors to whom it is addressed, except for communications, (1) solely related to complaints with respect to ordinary course of business customer service and satisfaction issues or
(2)clearly unrelated to the Company's business industry, management or Board or committee matters. In addition, the Assistant Clerk will make all such communications available to each member of the Board at the Board's next regularly scheduled meeting.

AUDIT COMMITTEE

     The Board of Directors has appointed an audit committee to assist the Board in its oversight of the financial reports, internal controls, accounting policies and procedures and practices. The primary responsibilities of the Audit Committee are as follows:

     o Hire, evaluate and, when appropriate, replace the Company's independent registered public accounting firm, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed.
     o    Approve all audit fees in advance of work performed.
     o Approve any accounting firm and fees to be charged for taxes or any other non-audit accounting fees.
     o Review internal controls over financial reporting with the independent accountant and a designated accounting staff member.
     o    Review with management and the registered  public  accounting  firm:
          o The independent accountant's audit of and report on the financial statements.
          o The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.
          o Any serious difficulties or disputes with management encountered during the course of the audit.
          o Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.
     o Consider and review with management and a designated accounting staff member.
          o Any significant findings during the year and management's responses to them.
          o Any difficulties an accounting staff member encountered while conducting audits, including any restrictions on the scope of their work or access to required information.
          o Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.
          o Review the annual filings with the SEC and other published documents containing the company's financial statements and consider whether the information in the filings is consistent with the information in the financial statements.
          o Review the interim financial reports with management the independent registered public accounting firm and an accounting staff member.
          o Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.
          o Review the audit committee charter at least annually and modify as needed.

     During fiscal 2005 the Audit Committee consisted of Dr. David Dangerfield, Mr. Donald Robar and Mr. William Grieco. As required by the SEC, all members of the audit committee are "independent" as such term is defined pursuant to applicable SEC rules and regulations. Dr. Dangerfield serves as the chairman and is the audit committee financial expert. The Audit Committee met five times during fiscal 2005. All of the committee members attended the meetings. The revised Audit Committee Charter can be found at Appendix A of this proxy statement.

                                    -- 10 --

COMPENSATION COMMITTEE

     The Board of Directors has appointed the members of the Compensation Committee to review and approve officer's compensation, formulate bonuses for management and administer the Company's equity compensation plans. During fiscal 2005 the Compensation Committee consisted of Mr. Donald Robar and Mr. William Grieco. The Compensation Committee met once during fiscal 2005. Mr. Shear does not participate in discussions concerning, or vote to approve, his salary. All members of the compensation committee are independent under Rule 4200(a)(15) of the NASD Manual. The Compensation Committee Charter can be found at Appendix B of this proxy statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee was established in October, 2005. This committee is appointed by the Board of Directors for the purpose of identifying individuals qualified to become Board members and to recommend that the Board select these individuals as nominees for election to the Board at the next annual meeting of the Company's stockholders, and developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company. The Nominating and Corporate Governance Committee Charter can be found at Appendix C (Policies at Appendix D) of this proxy statement.

NOMINATION OF DIRECTORS

     The company will consider all director candidates recommended to the Nominating and Corporate Governance Committee by stockholders at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board as required by the Company's by-laws.

     Each director nominee is evaluated in the context of the full Board's qualifications as a whole, with the objective of establishing a Board that can best perpetuate the success of the Company's business and represent stockholder interest through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to the Company of the director nominees respective skills and experience which my be complimentary to the skills and experience of the other members of the Board. In addition, the director nominees must possess a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment, and an understanding of the Company's business on an operational level as well as demonstrate a willingness to devote the appropriate time to fulfilling Board duties.


                                    -- 11 --

PROCEDURE FOR CONSIDERATION OF STOCKHOLDER NOMINATIONS

     Specifically, the Company did not receive any nominations for directors from shareholders for consideration at the 2005 Annual Meeting. However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees recommended to members of the Board of Directors, the Nominating and Governance Committee, management or other parties are evaluated. Any shareholder nominations must be made in accordance with the Company by-laws, which currently require written notice to the chairman of the Nominating and Governance Committee certified mailed or overnight delivered to 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 no less than 120 calendar days before the one-year anniversary of the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting. Nominations for election to the Board of Directors at the 2006 Annual Meeting of Shareholders must be received no later than July 23, 2006. The notice must be set forth at a minimum:

1.   A complete biography, including full employment history of the nominee;

2. A signed consent form and waiver from the nominee authorizing the Company to perform full background checks of the director nominee, including criminal and credit history, from a firm acceptable to the Company in its full discretion;

3. Documentation of educational levels attained, complete with official transcripts issued directly by the educational institution and sent directly from the educational institution to the Company's Secretary of Clerk;

4. Disclosure of all special interests and all political and organizational affiliations;

5. A signed written statement from the director nominee the reason that the director nominee wants to serve on the Company's Board, the reason that the director nominee believes that he or she is qualified to serve; and

6. A description of all litigation to which he or any of his affiliates have been a party within the past seven years.

     In addition, the stockholder must submit any additional information required to be included in the Company's proxy statement for director nominees which determination will be made by the Company in its sole and absolute discretion (including, without limitation, information regarding business experience, involvement in legal proceedings, security ownership and transactions with the Company or management). The information submitted by the stockholder must include complete contact information for the submitting stockholder and the director nominee.



                                    -- 12 --

Audit Committee Report

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2005 with the Company's independent registered public accounting firm, BDO Seidman, LLP, and management. The Audit Committee approved the financial statement for inclusion in the Company's annual report. The Audit Committee has discussed with BDO Seidman, LLP, the matters required to be discussed by Statement on Auditing Standards No.
61. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 and has discussed with BDO Seidman, LLP its independence. The discussions that the Audit Committee had with BDO Seidman, LLP regarding the matters described above occurred before the filing with the SEC of the Company's Annual Report on form 10-K for fiscal 2005.





                                              AUDIT COMMITTEE
                                              David E. Dangerfield
                                              Donald E. Robar
                                              William F. Grieco





                                    -- 13 --

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Employment agreements

     The Company has not entered into any employment agreements with its executive officers. The Company owns and is the beneficiary on a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

Executive Compensation

     Three executive officers of the Company received compensation in the 2005 fiscal year, which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal year 2005, 2004 and 2003:

                           Summary Compensation Table
                                                                         Long Term
                                                                         Compensation
                               Annual Compensation                       Awards

 (a)               (b)    (c)       (d)     (e)          (g)            (i)
                                                          Securities
Name and                                    Other Annual  Underlying     All Other
Principal                 Salary    Bonus   Compensation  Options/SARs   Compensation
Position           Year   ($)       ($)     ($)           (#)            ($)
________________________________________________________________________________________
Bruce A. Shear     2005  $383,965  $45,000  $62,498 (1)     60,000       $37,050
  President and    2004  $345,416  $25,147  $15,395 (2)         --       $    --
  Chief Executive  2003  $306,771  $25,000  $15,730 (3)     40,000       $11,200
   Officer

Robert H. Boswell  2005  $164,590  $10,000  $29,016 (4)     25,000       $15,750
  Senior Vice      2004  $155,417  $32,794  $15,582 (5)         --       $    --
  President        2003  $152,937  $40,147  $12,820 (6)     25,000       $ 7,000

Paula C. Wurts     2005  $140,586  $10,000  $35,009 (7)     25,000       $15,750
   Controller,     2004  $129,125  $17,647  $13,901 (8)         --       $    --
   Treasurer and   2003  $116,981  $22,000  $11,270 (9)     25,000       $ 7,000
   Assistant Clerk

(1) This amount represents $7,789 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, $7,541 in premiums paid by the Company with respect to life and disability insurance for the benefit of Mr. Shear, $2,805 in club membership dues paid by the Company for the benefit of Mr. Shear, $4,027 personal use of a Company car held by Mr. Shear and $40,336 based on the intrinsic value of the repricing of options held by Mr. Shear.

(2) This amount represents $5,063 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, $5,532 in premiums paid by the Company with respect to life and disability insurance for the benefit of Mr. Shear, $912 in club membership dues paid by the Company for the benefit of Mr. Shear, $3,888 personal use of a Company car held by Mr. Shear.

(3) This amount represents $4,057 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, $4,768 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, $1,387 in premiums paid by the Company with respect to disability insurance for the benefit of Mr. Shear, $2,009 in club membership dues paid by the Company for the benefit of Mr. Shear and $3,509 personal use of a Company car held by Mr. Shear.

(4) This amount represents a $6,000 automobile allowance, $6,656 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Boswell, $1,020 in benefit derived from the purchase of shares through the employee stock purchase plan, and $15,340 based on the intrinsic value of the repricing of options held by Mr. Boswell.

                                    -- 14 --

(5) This amount represents a $6,000 automobile allowance, $4,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Boswell, $428 in membership dues paid by the Company for the benefit of Mr. Boswell, $699 in benefit derived from the purchase of shares through the employee stock purchase plan, and $3,805 based on the intrinsic value of the repricing of options held by Mr. Boswell.

(6) This amount represents a $6,000 automobile allowance, $3,212 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Boswell, $640 in membership dues paid by the Company for the benefit of Mr. Boswell, $617 in benefit derived from the purchase of shares through the employee stock purchase plan, $401 in club membership dues paid by the Company for the benefit of Mr. Boswell and $1,950 based on the intrinsic value of the repricing of options held by Mr. Boswell.

(7) This amount represents a $4,800 automobile allowance, $8,392 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Ms. Wurts, $340 in benefit derived from the purchase of shares through the employee stock purchase plan and $21,477 based on the intrinsic value of the repricing of options held by Ms. Wurts.

(8) This amount represents a $4,800 automobile allowance, $5,063 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Ms. Wurts, $233 in benefit derived from the purchase of shares through the employee stock purchase plan and $3,805 based on the intrinsic value of the repricing of options held by Ms. Wurts.

(9) This amount represents a $4,800 automobile allowance, $4,211 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Ms. Wurts, $309 in benefit derived from the purchase of shares through the employee stock purchase plan and $1,950 based on the intrinsic value of the repricing of options held by Ms. Wurts.


STOCK OPTION PLANS

     The 2003 Stock Option Plan provides for the issuance of a maximum of 1,300,000 shares of Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. During fiscal 2005, the Company issued options to purchase 320,000 shares of Class A Common Stock. Prior to its expiration in August 2003, the Company issued options to purchase 1,843,500 shares of Class A Common Stock under the 1993 Stock Option Plan, of which 764,750 were exercised, 452,250 expired, and 626,500 remain outstanding as of October 21, 2005. These options were issued at market value on the date of grant, vesting 25% immediately and 25% on each of the first three anniversaries of the grant and expiring five years from the grant date.

     The Non-Employee Directors' Stock Option Plan provides for the grant of non-statutory stock options automatically at the time of each annual meeting of the Board. Through June 30, 2005, options for 185,500 shares were granted under this plan. A maximum of 350,000 shares may be issued under this plan. Each outside director is granted an option to purchase 10,000 shares of Class A Common Stock at fair market value on the date of grant, vesting 25% immediately and 25% on each of the first three anniversaries of the grant and expiring ten years from the grant date. Accordingly, options to purchase 40,000 shares of Class A Common Stock were issued under the plan in fiscal 2005. In anticipation of the plans expiration in August 2005, the Board and stockholder approved an identical plan in January 2005.


Stock Option Grants

     During fiscal 2005, the Company granted options to purchase 320,000 shares of Class A Common Stock. Of the grants issued, 280,000 were incentive options and 40,000 were non-qualified stock options. The following table provides information about options granted to the officers and directors during fiscal 2004 under the Company's Stock Option Plans.

                                    -- 15 --

                    Individual Grants
(a)                 (b)         (c)           (d)         (e)
                    Number of   % of Total
                    Securities  Options/SARs
Name                Underlying  Granted       Exercise
                    Options/    to Employees  or Base
                    SARs        in Fiscal     Price       Expiration
                    Granted (#) Year          ($/Share)   Date
_______________________________________________________________________________
Bruce A. Shear       60,000      18.75%     $.69-$2.38    01/07/2008-06/16/2010
Robert H. Boswell    25,000       7.81%          $1.41               12/21/2009
Paula C. Wurts       25,000       7.81%          $1.41               12/21/2009

All Directors and
  Officers as a
  group (8 Persons) 160,000       50.0%          $1.43    01/07/2008-01/06/2015

     The following table provides information about options exercised by the named executive officers during fiscal 2005 and the number and value of options held at the end of fiscal 2005.

(a)                  (b)         (c)       (d)                  (e)
                                            Number of
                                            Securities           Value of
                                            Underlying           Unexercised
                                            Unexercised          In-the-Money
                     Shares                 Options/ SARs at     Options/SARs at
                     Acquired     Value     FY-End (#)           FY-End ($)
                     on Exercise  Realized  Exercisable/         Exercisable/
Name                 (#)          ($)       Unexercisable        Unexercisable
_______________________________________________________________________________
Bruce A. Shear       25,000       $37,208      187,000/0           $327,260/$0
Robert H. Boswell     8,333        13,319      111,000/0            203,030/$0
Paula C. Wurts       11,667        18,648      111,000/0            203,030/$0

All Directors and
 Officers as a       45,000       $69,175      861,000/0         $1,520,525/$0
 group (8 persons)

     All options exercised were repriced, non-qualified options and required recognition of income by the parties exercising the options at the time of exercise. The options were exercised at $0.25 per share and the market price at the time of exercise ranged from $1.00 to $1.16 per share. To date, none of the shares acquired through the exercise of these options has been sold.

     In January 2001, all 791,500 shares underlying the then outstanding employee stock options were repriced to $0.25, which was greater than the then current market price, using the existing exercise durations. The computed effect of the option repricing of $69,175, $16,435 and $2,505 was charged to salaries in the fiscal years ended June 30, 2005, 2004 and 2003, respectively. As of June 30, 2005 all of the repriced options have been exercised.

     On June 30, 2005, the Company accelerated the vesting on the remaining 326,250 outstanding unvested options. This resulted in a non-cash charge to compensation of $27,025.

Employee Stock Purchase Plan

     The Employee Stock Purchase Plan provides for the purchase of Class A Common Stock at 85% of the fair market value at specific dates, to encourage stock ownership by all eligible employees. A maximum of 500,000 shares may be issued under this plan. Under the Employee Stock Purchase Plan, all employees who work in excess of 20 hours per week and more than five months per year, with the exception of over 5% owners, may purchase shares of PHC, Inc. Class A Common Stock through payroll deduction. The price per share will be the lesser of 85% of the average of the bid and ask price on the first day of the plan period or the last day of the plan period. Plan periods are one year in duration and are designated by the Board of Directors.

     The 2005 plan period ended on January 31, 2005. During that period a total of 4,980 shares were issued at a purchase price of $1.27. Of the shares issued,

                                    -- 16 --

3,778 were issued to the two eligible officers of the Company resulting in compensation of $1,360 as indicated in the compensation table above. Another plan period is currently in effect and scheduled to end on January 31, 2006. Ten employees including both eligible officers are currently participating in this plan. As of June 30, 2005, a total of 144,417 shares of Class A Common Stock have been issued under the plan.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no compensation for services as members of the Board. Directors who are not employees of the Company receive $5,000 stipend per year and $1,250 for each Board meeting they attend. In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). In January 2005, options to purchase 40,000 shares of Class A Common Stock at an exercise price of the then current market price of $1.48 were issued under the Director Plan. These options are included in the table above.

                                    -- 17 --

STOCK PERFORMANCE GRAPH

     The following table depicts the cumulative total return on the Company's common stock compared to the cumulative total return for the Nasdaq Composite-US Index and the Nasdaq Health Services Index (which includes both U.S. and foreign companies), an index published by the University of Chicago's Center for Research in Security Prices. The table assumes the investment of $100 on June 30, 2000.


                 Comparison of Five-Year Cumulative Total Returns
                              Performance Report for
                                     PHC, Inc.

     Prepared by the Center for Research in Security Prices

     Produced on 11/09/2005 including data to 06/30/2005

     Company Index:       Ticker : PIHC.OB

                    Fiscal Year-end is 06/30/2005

     Market Index:  Nasdaq Stock Market (US Companies)


     Peer Index:    Nasdaq Health Services Stocks

                    SIC 8000-8099 US & Foreign

                              [LINE GRAPH OMITTED]

                 Date       Company Index|_|  Market Index*   Peer Index^

               06/30/2000        100.000        100.000        100.000
               07/31/2000         86.555         94.771        103.381
               08/31/2000         68.067        105.974        106.569
               09/29/2000         47.059         92.204        111.019
               10/31/2000         34.454         84.626        112.677
               11/30/2000         18.487         65.200        107.366
               12/29/2000         10.084         61.738        129.353
               01/31/2001         37.815         69.215        119.263
               02/28/2001         30.252         53.578        128.115
               03/30/2001         15.966         46.043        118.757
               04/30/2001         32.773         52.910        123.402
               05/31/2001         31.933         52.852        126.437
               06/29/2001         28.571         54.295        142.698
               07/31/2001         26.050         50.846        141.678
               08/31/2001         42.017         45.310        143.002
               09/28/2001         30.252         37.675        136.384
               10/31/2001         42.017         42.511        123.906
               11/30/2001         30.252         48.564        130.165
               12/31/2001         31.092         48.971        139.848
               01/31/2002         31.933         48.600        136.715
               02/28/2002         31.092         43.546        133.107
               03/28/2002         31.092         46.401        146.004
               04/30/2002         47.059         42.547        159.245
               05/31/2002         54.622         40.670        146.030
               06/28/2002         66.387         36.986        140.131
               07/31/2002         55.462         33.610        126.993
               08/30/2002         63.866         33.254        123.638
               09/30/2002         63.025         29.678        123.288
               10/31/2002         63.025         33.732        125.391
               11/29/2002         57.983         37.492        125.929
               12/31/2002         68.908         33.857        120.500
               01/31/2003         67.227         33.491        124.439
               02/28/2003         66.387         33.961        115.432
               03/31/2003         78.151         34.059        119.607
               04/30/2003         70.588         37.155        122.363
               05/30/2003         63.025         40.417        137.806
               06/30/2003         64.706         41.066        147.519
               07/31/2003         70.588         43.895        157.911
               08/29/2003         68.067         45.808        160.876
               09/30/2003         72.269         45.213        165.570
               10/31/2003         73.950         48.854        175.172
               11/28/2003        104.202         49.577        184.347
               12/31/2003        116.807         50.622        184.269
               01/30/2004        128.571         52.123        198.819
               02/27/2004        105.042         51.142        205.961
               03/31/2004        113.445         50.271        204.900
               04/30/2004         96.639         48.605        210.607
               05/28/2004         86.555         50.219        210.893
               06/30/2004         93.277         51.762        219.041
               07/30/2004         97.479         47.811        199.012
               08/31/2004         88.235         46.640        191.553
               09/30/2004        101.681         48.032        193.547
               10/29/2004        114.286         49.979        197.950
               11/30/2004        127.731         53.059        219.920
               12/31/2004        121.008         55.090        232.228
               01/31/2005        136.975         52.223        228.353
               02/28/2005        154.622         51.925        238.514
               03/31/2005        168.908         50.605        253.133
               04/29/2005        168.067         48.764        253.770
               05/31/2005        167.227         52.534        261.380
               06/30/2005        212.605         52.321        276.792

                                     LEGEND

Symbol  CRSP Total
Returns Index for:         06/2000   06/2001  06/2002  06/2003  06/2004  06/2005
_______________________________________________________________________________
   |_|  PHC, Inc.             100.0     28.6   66.4     64.7     93.3    212.6

    *   Nasdaq Stock Market
        (US Companies)        100.0     54.3   37.0     41.1     51.8     52.3

    ^   Nasdaq Health
        Services Stocks       100.0    142.7  140.1    147.5    219.0    276.8
        SIC 8000-8099 US
        & Foreign

     The comparisons in the table and in the graph above are required by the SEC rules and are not intended to forecast or be indicative of possible future performance of the Company's common stock. The stock performance graph shown above is not deemed to be part of any document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company."

                                    -- 18 --

Independent Auditor Fees

     The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the Company's annual financial statements, quarterly review services and other related services for the fiscal years ended June 2005 and 2004:

                                        2005             2004
                                      ________         ________

         Audit Fees                   125,500          $117,500
         Audit related fees                --            12,000
                                      ________         ________
            Total fees                125,500          $129,500
                                      ========         ========

     In fiscal 2004, BDO Seidman, billed the Company an additional $4,000 in connection with the company's current report on form 8-k filed regarding the acquisition of Pivotal Research Centers, LLC and $8,000 in connection with the Company's registration statement on form S-3. These amounts are listed as "All other fees" in the above table and relate to services traditionally provided by auditors, which are compatible with BDO Seidman, LLP's independence. The
Company's Audit Committee considered the non-audit services rendered by BDO Seidman, LLP during fiscal 2004 and determined that such services were compatible with BDO Seidman, LLP's independence. Firms other than BDO Seidman, LLP, provide tax and other accounting services.

     BDO Seidman, LLP did not directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network, nor did BDO Seidman, LLP design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

     The charter of the Audit Committee provides that the Audit Committee must pre-approve all auditing and non-auditing services to be provided by the auditor. In addition, any services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. All services shown in the table above were pre-approved by the Audit Committee.


            PROPOSAL TO APPROVE THE 2005 EMPLOYEE STOCK PURCHASE PLAN

     On October 28, 2005, the Board of Directors of the Company voted to adopt, pending stockholder approval, a new employee stock purchase plan to replace the plan that expired on October 18, 2005. Prior to its expiration the Company had available 500,000 shares for purchase under the 1995 plan. Of that number
144,417 have been issued. Ten employees are participating in the current offering. The new plan is, in its design, a duplicate of the 1995 Employee Stock Purchase Plan which it replaces. If approved a maximum of 500,000 shares of Class A Common Stock will be available to be issued under the plan. The purpose of the plan is to permit employees the purchase of stock at a discount to market. The Company's business is dependent upon its human resources and it believes this benefit aids in attracting and retaining key personnel.



                                    -- 19 --

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              THE ADOPTION OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

              Description of the proposed 2005 Stock Purchase Plan

     General. The Company 's 2005 Employee Stock Purchase Plan (the "Stock Purchase Plan"), was adopted by the Board of Directors in October, 2005. This plan would authorize an aggregate of 500,000 shares of Class A Common Stock for issuance under the plan. The Board of Directors administers the Stock Purchase Plan.

     All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is implemented by offerings of such duration as the Board of Directors determines, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering is able to purchase Common Stock at a price equal to the lesser of (i) 85% of its fair market value on the date the right was granted or (ii) 85% of its fair market value on the date the right was exercised. Payment for Class A Common Stock purchased under the plan is through regular payroll deduction or lump sum cash payment, or both, as determined by the Board of Directors.

     Employee Stock Purchase Plan-Federal Income Tax Information. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan within "the meaning of Section 423 of the Code. Section 423 provides that the employee pays no federal income tax, and the Company is entitled to no deduction, at either the beginning or end of an offering period. The federal income tax consequences upon disposition of the shares acquired pursuant to an offering under the Stock Purchase Plan depend on when such disposition occurs. If the disposition occurs after the expiration of both (i) two years from the offering commencement date and (ii) one year from the purchase date, and the fair market value of the stock on the date of disposition is higher than the price paid for the stock, the employee will recognize compensation taxable as ordinary income equal to the lesser of (1) the excess of the fair market value of the stock on the offering commencement date over the option price; and (2) the excess of the fair market value of the stock at the time of disposition over the price paid for it. If the disposition occurs before the expiration of either of the above two dates, the employee will recognize the excess of the fair market value of the stock on the date of the purchase over the option price as compensation taxable as ordinary income even though there may have been no gain on the disposition of the stock. To the extent of reported ordinary income in such case, the Company will be allowed a tax deduction in an equal amount. Any gain recognized in excess of the amount reported as ordinary income will be reported as long-term or short-term capital gain, depending on how long after the purchase date the disposition occurs.


                      PROPOSAL TO AMEND THE COMPANY 'S 2004
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On October 28, 2005, the Board of Directors of the Company adopted an amendment to the 2005 Non-Employee Director Stock Option Plan (the "Director Plan") to increase the annual grant of options to non-employee directors from 10,000 options to 20,000 options. At this time the Company has available for issue under this plan 500,000 options. The purpose of the increase is to obtain and retain the services of qualified persons who are not employees of the Company to serve as members of its Board of Directors. Non-employee directors of the Company are eligible to receive options under the Director Plan and will therefore benefit from such approval.


                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                       AMENDMENT TO THE 2004 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

                                    -- 20 --

     General. The 2004 Non-Employee Director Stock Option Plan was adopted by the Board of Directors on September 20, 2004 and approved by the stockholders on January 21, 2005. This approval allows for options to be issued to directors to purchase up to 350,000 shares of class A Common Stock. On October 28, 2005, the directors voted to increase the annual grant of options under the plan from 10,000 per non-employee director to 20,000 per non-employee director pending stockholder approval.

     The Board of Directors or a committee of the Board administers the Director Plan. Under the Director Plan, at each annual meeting of the Board of Directors of the Company, each non-employee director of the Company, is granted an option to purchase 10,000 shares (20,000 shares if the amendment is approved by stockholders) of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of the grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors for a reason other than death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

     Non-Employee Stock Option Plan Federal Income Tax Information. Set forth below is a general summary of the federal income tax consequences to the Company and to recipients who receive options or restricted stock under the Director Plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

     Under Section 83 of the Code, optionees realize no taxable income when a non-qualified stock option ("NSO") is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income, on or after the date on which the option is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture, " as defined in Section 83. To the extent that the stock is subject to a substantial risk of forfeiture, the difference is measured as of the date or dates on which the risk terminates. The Director Plan permits the Compensation Committee to impose repurchase rights on stock acquired upon exercise of options that would constitute such a "substantial risk of forfeiture." If such repurchase rights are imposed, the optionee would recognize taxable income and incur a tax liability, and the optionee's holding period for tax purposes would commence, in the year or years that the substantial risk of forfeiture terminates with respect to the stock.

     Alternatively, an optionee holding an NSO may elect, within thirty days after the option is exercised, in accordance with Section 83(b), to be taxed on the difference between the option exercise price and the fair market value of the stock on the date of exercise even though the stock acquired is subject to a substantial risk of forfeiture. If the optionee makes this election, subsequent changes in the value of the Common Stock at the time the forfeiture provisions lapse will not result in ordinary compensation income to the optionee.

     The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the optionee.

                                    -- 21 --

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely on its review of Forms 3 and 4 furnished to the Company, the Company believes that, all directors, officers and beneficial owners of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act complied with all applicable filing requirement required by Section 16(a) of the Exchange Act during the most recent fiscal year.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Indebtedness

     For approximately the last fifteen years, Bruce A. Shear, a director and the President and Chief Executive Officer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at an arms length basis at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made.

     During the period ended June 30, 2004, the Company paid Mr. Shear and affiliates approximately $62,515 in principal and accrued interest under the related party notes. The remaining balance of this debt, $52,000, was converted into 50,000 shares of Class B Common Stock at the then current market price for Class A Common Stock. As of June 30, 2004 all outstanding related party debt has been eliminated. During the fiscal year ended June 30, 2005 no amounts were borrowed from related parties and related party debt remains at zero.

                     STOCKHOLDER PROPOSALS FOR 2006 MEETING

     Proposals of stockholders intended to be presented and director nominations intended to be made at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal office, 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Paula C. Wurts, Assistant Clerk, not later than July 23, 2006 for inclusion in the proxy statement for that meeting. Any proposal of a stockholder to be presented at the Company's annual meeting of stockholders in 2006, which has not been included in the Company's proxy material, must be received not later than September 15, 2006 to be considered timely.

                                    -- 22 --

                                  OTHER MATTERS

     The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies by management will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone or personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of the Company's stock held in the names of such brokers, custodians and fiduciaries, and the Company will reimburse them for their out-of-pocket expenses in this connection.


                                            By order of the Board of Directors



                                            Paula C. Wurts, Assistant Clerk

November 10, 2005

     The Board hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                    -- 24 --

                     REVOCABLE PROXY - CLASS A COMMON STOCK
                                    PHC, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2005 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of PHC, Inc., a Massachusetts corporation, (the "Company") hereby acknowledges receipt of the Notice of 2005. Annual Meeting of Stockholders and Annual Report on Form 10-K for fiscal year ended June 30, 2005 and hereby appoints Bruce A. Shear and Paula C. Wurts, and both of them, as proxies, with full power to each of substitution, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of the Company held of record by the undersigned on October 21, 2005 at the Annual Meeting of Stockholders to be held at 2:00 p.m. (Boston time), on December 20, 2005 at the Corporate offices of PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS MADE, FOR SUCH PROPOSALS, AND IN ACCORDANCE WITH THE
DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

             (Continued And To Be Signed And Dated On Reverse Side)




                                     (BACK)


                                    -- 25 --

               FORM OF PROXY FOR CLASS A COMMON STOCK STOCKHOLDERS

[X}  Please mark your
     votes as in this
     example.
                        Nominees:
                          Donald E. Robar
                          Howard W. Phillips

                                  WITHHOLD                     FOR       ABSTAIN
                             FOR  AUTHORITY                         AGAINST
1. To elect  Donald E. Robar [  ]   [  ]     2. To approve the [  ]  [  ]  [  ]
   and Howard W. Phillips    [  ]   [  ]        Company's 2005 Employee
   as the Class A Directors of the company,     Stock Purchase Plan
   each to hold the office until the annual     with a maximum of 500,000
   meeting next following his election:         shares which may be issued
                                                under the plan.

  For all nominees except as noted below:    3. To approve the [  ]  [  ]  [  ]
 __________________________________________     amendment to the 2004 non-
                                                employee director stock option
                                                plan to increase the annual
                                                grant of options to non-employee
                                                directors from 10,000 to 20,000
                                                options.

                                             4. In their discretion, the Proxies
                                                are authorized to vote upon
                                                such other matters as may
                                                properly come before the meeting
                                                or any adjournment or
                                                postponement thereof.


                                            PLEASE  MARK, SIGN, DATE AND  RETURN
                                            THIS  PROXY CARD  USING THE ENCLOSED
                                            ENVELOPE.

SIGNATURE                     DATE                                         DATE
                                             (SIGNATURE  IF HELD JOINTLY)
_______________________________________________________________________________

Note: Please sign exactly as name appears on this proxy. All joint owners should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give your full title as such. If a corporation, please sign full corporate name and indicate signer's office. If a partner sign in the partnership name.

                                     (FRONT)

                                    -- 26 --

                     REVOCABLE PROXY - CLASS B COMMON STOCK
                                    PHC, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2005 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of PHC, Inc., a Massachusetts corporation, (the "Company") hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and Annual Report on Form 10-K for fiscal year ended June 30, 2005 and hereby appoints Bruce A. Shear and Paula C. Wurts, and both of them, as proxies, with full power to each of substitution, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of Class B Common Stock of the Company held of record by the undersigned on October 21, 2005 at the Annual Meeting of Stockholders to be held at 2:00 p.m. (Boston time), on December 20, 2005 at the Corporate offices of PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS MADE, FOR SUCH PROPOSALS, AND IN ACCORDANCE WITH THE
DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

             (Continued And To Be Signed And Dated On Reverse Side)




                                     (BACK)

                                    -- 27 --

               FORM OF PROXY FOR CLASS B COMMON STOCK STOCKHOLDERS

 [X}   Please mark your
       votes as in this
       example.
                        Nominees:
                          Bruce A. Shear
                          William F. Grieco
                          David E. Dangerfield

                                  WITHHOLD                     FOR       ABSTAIN
                             FOR  AUTHORITY                         AGAINST
1. To elect  Bruce A. Shear  [  ]   [  ]     2. To approve the [  ]  [  ]  [  ]
   William F. Grieco  and                       Company's 2005 Employee Stock
   David E. Dangerfield as the Class B          Purchase Plan with a maximum of
   Directors of the Company, each to hold       500,000 shares which may be
   the office until the annual meeting          issued under the plan.
   next following his election.
                                             3. To approve the [  ]  [  ]  [  ]
                                                proposed amendment to the
   For, all nominees except as noted below      2004 non-employee director stock
 __________________________________________     option plan to increase the
                                                annual grant of options to non-
                                                employee directors from 10,000
                                                to 20,000 options.

                                             4. In their discretion, the Proxies
                                                are authorized to vote upon
                                                such other matters as may
                                                properly come before the meeting
                                                or any adjournment or
                                                postponement thereof.

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THIS PROXY CARD  USING THE ENCLOSED
                                             ENVELOPE.


SIGNATURE                     DATE                                         DATE
                                             (SIGNATURE  IF HELD JOINTLY)
_______________________________________________________________________________

Note: Please sign exactly as name appears on this proxy. All joint owners should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give your full title as such. If a corporation, please sign full corporate name and indicate signer's office. If a partner sign in the partnership name.


                                    (FRONT)

                                    -- 28 --

APPENDIX A
                           PHC, INC. AND SUBSIDIARIES
                             AUDIT COMMITTEE CHARTER


One committee of the board of directors will be known as the audit committee. All of the members of the audit committee will be independent directors. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decisions that might be influenced by that relationship.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal control management and all audit processes.

GENERAL RESPONSIBILITIES

1. The audit committee provides open avenues of communication among the internal accounting staff, the registered public accounting firm and the board of directors.

2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The committee will meet at least quarterly or more frequently if circumstances warrant. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5.   The Committee shall establish procedures to facilitate:

     a. the receipt, retention and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls or auditing matters; and

     b. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6. The committee will do whatever else the law, the company's charter or bylaws or the board of directors require.

                                    -- 29 --

RESPONSIBILITIES FOR ENGAGING REGISTERED PUBLIC ACCOUNTING FIRM

1 The audit committee will select the registered public accounting firm for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee will also pre-approve any fees paid to the registered public accounting firm in connection with the annual audit and review and approve dismissal of the registered public accounting firm.

2. The audit committee will confirm and assure the independence of the registered public accounting firm, including, the review and approval of any non-audit services, and related fees, to be provided by the registered public accounting firm. The audit committee will consider, in consultation with the registered public accounting firm and a designated accounting staff member, the audit scope and procedural plans made by the accounting staff and the registered public accounting firm.

4. The audit committee will listen to management and the audit partner if either believes there might be a need to engage an additional accounting firm as consultants in order to preserve the registered public accounting firms independence. The audit committee will decide whether to engage an additional firm and, if so, which firm will be selected and the related services and fees.

5. The audit committee will make sure that the designated accounting staff member and the registered public accounting firm, coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

RESPONSIBILITIES FOR REVIEWING INTERNAL INFORMATION, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1. The audit committee will ascertain that the registered public accounting firm views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2. The audit committee will ask management, a designated accounting staff member and the registered public accounting firm about significant risks and exposures and will assess management's steps to minimize them,

3. The audit committee will review the following with the registered public accounting firm and a designated accounting staff member.

     (a)  The   adequacy  of  the   company's   internal   controls,   including
          computerized information system controls and security.

     (b) Any significant findings and recommendations made by the registered public accounting firm or accounting staff, together with management's responses to them,

4. Shortly after the annual examination is completed, the audit committee will review the following with management and the registered public accounting firm:

     (a)  The company's annual financial statements and related footnotes.

     (b) The registered public accounting firm's audit of and report on the financial statements.

     (c) The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

                                    -- 30 --

     (d) Any serious difficulties or disputes with management encountered during the course of the audit.

     (e) Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

5. The audit committee will consider and review with management and a designated accounting staff member:

     (a) Any significant findings during the year and management's responses to them.

     (b)  Any  difficulties  an  accounting  staff  member   encountered   while
          conducting audits, including any restrictions on the scope of their work or access to required information.

     (c) Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.

6. The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7. The audit committee will review the interim financial reports with management the registered public accounting firm and an accounting staff member before those interim reports are released to the public or filed with the SEC or other regulators.

8. The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

PERIODIC RESPONSIBILITIES

1.   Review and update the committee's charter annually.

2. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the accounting staff or the registered public accounting firm.

3.   Review,   with  an  accounting  staff  member  and  the  registered  public accounting firm, the results of their examination of compliance with the company's code of conduct.

4. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

5. Meet with an accounting staff member, the independent accountant and management in separate executive sessions to discuss and matters the committee or these groups believe should be discussed privately with the audit committee.

                                    -- 31 --

APPENDIX B
                                  PHC, Inc.

                         Compensation Committee Charter
Purpose

     The Compensation Committee (the "Committee") exists to assist the Board of Directors of PHC, Inc. (the "Company") in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the executives and other key employees of the Company. The Committee has the ultimate responsibility for assuring that the senior executives of the Company are compensated in a manner consistent with the compensation philosophy and strategy of the Board of Directors and in compliance with the requirements of the regulatory bodies that oversee the Company. Generally, the Committee is charged with reviewing and approving the Company's compensation philosophy and its executive compensation programs, plans and awards. The Committee also administers the Company's short and long-term incentive plans and other stock-based plans and reviews and approves general employee pension benefit plans of the Company and other benefit plans on an as-needed basis.

Membership

     The members of the Committee shall be appointed by the full Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. Each director appointed to the committee must meet: (a) the independence requirements set forth in the American Stock Exchange Company Guide, and (b) any other legal requirements relevant to the proper administration of the Company's compensation plans, including requirements under the federal securities laws and the Internal Revenue Code of 1986, as amended. In addition, unless approved by the Board of Directors, no director may serve on the Compensation Committee if he or she is, or during the past fiscal year has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

     The determination as to each Committee member's independence shall be disclosed in the Company's proxy statement. The Committee shall consist of a minimum of three (3) and a maximum of five (5) independent directors. One member who is not independent may be included as a Committee Member if the Board deems their inclusion in the best interest of the Company. The business of the Committee may be transacted if a quorum of the Committee's members is present. A quorum shall consist of at least one-third of the Committee's membership, but no fewer than two persons. All action taken by the Committee shall be deemed approved on the vote of a majority of its members, however, the package of compensation for the Chairman, CEO and President that is submitted to the Board of Directors must be approved by the two-thirds vote of the standing members of the Committee. Membership on the Committee shall rotate at the full Board of Director's discretion. Generally, the Board of Directors fills vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.

                                    -- 32 --

Powers & Responsibilities

General Executive Compensation

     The Committee shall have the power and responsibility to:

     1. Independently review the Company's philosophy and strategy regarding executive compensation, and counsel with the CEO, as needed, regarding organization objectives, performance goals and the long-term interests of the Company's shareholders;

     2. Annually review market and industry data to assess the Company's competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of principal officers and other key employees;

     3. Annually approve the base salary amounts of, and all option grants, cash awards and stock awards to the SEC reporting officers ("SEC reporting officers" are those officers that file Forms 3 and 4 with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended) of the Company;

     4.   Periodically   review  and  approve  the  Company's   stock  ownership
          guidelines;

     5. Annually evaluate and approve the discretionary bonuses, benefits and perquisites offered to the Company's CEO and other principal officers;

     6. Administer incentive compensation or option plans and stock-related plans (including specific provisions) in which the CEO and other senior executives and key employees may be participants and adopt or recommend amendments to such plans. In connection with administering such plans, the Committee has the authority to:

          a.   approve option guidelines and general size of overall grants;

          b.   make grants;

          c.   interpret the plans;

          d.   determine rules and regulations relating to the plans;

          e. modify or cancel existing grants and substitute new grants (with the consent of grantees);

          f. designate employees eligible to participate in the long-term incentive plans; and

                                    -- 33 --

          g. impose limitations, restrictions and conditions upon any award as the Committee deems appropriate and as permitted under the Plan;

7. Assure that any payments under the long-term incentive plans are in conformance with any restrictions placed thereon by the Board of Directors and shareholders;

8. Review recommendations made by the CEO for the compensation of the Company's principal executives and other key employees;

9. Retain and engage, with its sole authority and at its sole discretion, an independent compensation consultant or expert advisor to assist the Committee in the performance of its responsibilities. The Committee shall have the sole authority to approve the consultant's fees and other terms of retention;

10. Assure that total compensation paid to the Company's SEC reporting officers and other key employees is appropriate and consistent with the Company's compensation philosophy;

11. Approve any SEC reporting officer's employment agreement(s), severance agreement(s), change in control agreement(s) or provision(s) or separation agreement(s), or any amendments to the same;

12. Approve any deferred compensation arrangement with the Company's SEC reporting officers;

13. Review with the CEO matters relating to management succession, including, but not limited to, compensation;

14. Periodically review the competitiveness and appropriateness of compensation paid to executives of the Company's controlled subsidiaries;

15. Annually issue a report to the Company's Board of Directors that advises the Board as to whether the Company's executive compensation arrangements are appropriate, meet their stated purpose and effectively serve the interests of the Company and identify the specific factors and criteria that make each individual SEC reporting officer's compensation reasonable or unreasonable;

16. Annually issue a report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company's proxy statement;

17. Retain independent legal, financial or other advisors it deems necessary to fulfill its responsibilities, without obtaining approval of any officer of the Company in advance; and

18. Delegate authority and responsibilities to subcommittees as it deems proper.

                                    -- 34 --

CEO Compensation

     CEO compensation must be approved by the Committee comprised entirely of independent directors or by a majority of the Company's Board of Directors.

     In determining the CEO's total compensation and in fulfilling its responsibilities hereunder, at a minimum, the Committee shall consider the Company's performance during good and bad economic times and the relative shareholder returns, the value of incentive awards to CEOs at comparable companies, the value of awards given to CEOs in prior periods, the proper balance between short term and long term incentives provided to the CEO, and the difference in compensation at various levels of the Company's management.

     Base   Salary.   Annually,   the   Committee   shall  have  the  power  and
responsibility to:

     1. Review market and industry data to assess the competitiveness of the CEO's base salary; and

     2. Approve in advance any salary increase or decrease for the CEO and provide a written explanation to the Board of Directors for the approval of any such increase or decrease.

     Annual Incentives. Annually, the Committee shall have the power and responsibility to:

     1. Review and approve specific corporate goals and objectives that will be tied to CEO compensation incentives for the following year. These goals and objectives shall be submitted to the Board of Directors at the end of the current fiscal year and shall be discussed with the entire Board of Directors and the CEO;

     2. Evaluate the performance of the CEO in meeting that year's goals and objectives; and

     3. Approve any annual incentive awards given to the CEO based upon this evaluation.

     Long-Term Incentive Compensation. Annually, the Committee shall have the power and responsibility to:

     1.   Review and approve any long-term incentive awards granted to the CEO;

     2. Consider the value of such award compared with those granted to other CEOs in the industry and at comparable companies, as well as any other data it deems relevant; and

     3. Consider the common stock and number of stock options granted to the CEO in prior years.



                                    -- 35 --

Director Compensation

     The Committee shall have the power and responsibility to:

     1. Annually review the directors' compensation and recommend any changes to the full Board of Directors. In considering an independent director's compensation the Committee shall consider whether fees and emoluments exceed what is customary. The Committee should also consider the effect that any form of indirect compensation may have on a director's independence (i.e. substantial charitable contributions to an organization in which a director is affiliated); and

     2. Approve annual retainer and meeting fees for the Board of Directors and its committees and fix the terms and awards of compensation to members of the Board.

Procedures

     Meetings:

     1. Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Company's Secretary or Clerk.

     2. The Chairman will report from time to time to the Board of Directors on Committee actions and on the fulfillment of the Committee's responsibilities under its Charter.

     3. The Committee will meet a minimum of once each year and at such other times as may be requested by its Chairman.

                                    -- 36 --

APPENDIX C
                                    PHC, INC.

                       NOMINATING AND CORPORATE GOVERNANCE
                                COMMITTEE CHARTER

     Purpose

     The Nominating and Corporate Governance Committee (the "Committee") is appointed by the Board of Directors (the "Board") of PHC, Inc., (the "Company") for the purposes of (1) identifying individuals qualified to become Board members and to recommend that the Board select these individuals as nominees for election to the Board at the next annual meeting of the Company's stockholders, and (2) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

     Committee Membership and Operations

     The Committee shall consist of such number of directors as may be designated from time to time by the Board, each of whom shall meet the independence requirements of the American Stock Exchange, Inc, in accordance with its rules and regulations and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The members of the Committee shall be appointed and replaced by the Board. The Board shall also appoint one member of the Committee to act as Chair of the Committee. The Chair and each other member of the Committee shall serve until the earlier of (i) the date on which he or she is no longer a member of the Board or (ii) his or her resignation or removal by the Board. The Board may appoint additional or replacement members of the Committee from time to time.

     The Committee shall meet in person or telephonically as often as it deems necessary or appropriate to carry out the responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised solely of the Committee members) in furtherance of such responsibilities. Meetings of the Committee shall be called by the Chair, the Chairman of the Board or the President of the Company. The Committee members are expected to attend each regularly scheduled and special meetings. The Company will report director attendance in its public reports and proxy solicitation materials to the extent it is required to do under the federal securities or other applicable laws and regulations. All Committee meetings shall be held pursuant to the By-Laws of the Company, if so stated, with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed with the Company's records. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Massachusetts.

     The Board believes that the long-term success of the Company is dependent upon the maintenance of an ethical business environment that focuses on adherence to both the letter and the spirit of regulatory and legal mandates. The Board and Committee agendas and materials are established with legal and regulatory requirements in mind. The Board expects that directors and management will acknowledge adherence to and conduct operations consistent with the Company's corporate governance charters and documents.

                                    -- 37 --

Nomination and Appointment

     The Committee believes that it is in the best interests of the Company and its stockholders to obtain highly-qualified candidates to serve as members of the Board. The Committee will seek candidates for election and appointment with excellent decision-making ability, technological background, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. In addition, the Committee recognizes the benefit of a Board that reflects the diversity of the Company's stockholders, employees and customers, and the communities in which it operates, and will accordingly actively seek qualified candidates for nomination and election to the Board in order to reflect such diversity. The Committee may consider candidates proposed by management or the Company's stockholders, if required to do so.

     Committee Authority and Responsibilities

     1. The Committee shall develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, and shall review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate.

     2. The Committee shall develop policies on the size and composition of the Board.

          (a) The Committee shall actively seek individuals qualified to become board members for recommendation to the Board. The Committee shall develop membership qualifications for the Board and all Board committees, including defining specific criteria for director independence and committee membership and making any necessary independence determination for committee membership. The assessment for Board membership should include issues of diversity, age, business or administrative experience and skills, in addition to such other attributes deemed appropriate by the Committee, all in the context of an assessment of the perceived needs of the Board at that point in time. Notwithstanding the foregoing, it shall be the responsibility of the full Board to make any required independence determination as to members of this Committee. At minimum, director candidates must be individuals, at least 18 years of age with power under law to contract and no prior convictions of (i) financial or economic crimes (e.g. embezzlement, breach of trust and fraud), or (ii) crimes of moral turpitude as defined involving fraud or dishonesty.

     3. The Committee shall annually recommend a slate of nominees for election or reelection to the Board at the Company's annual meeting of stockholders.

     4. The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year.

                                    -- 38 --

     5. The Committee shall also advise the Board on (a) committee member qualifications, (b) committee member appointments and removals, (c) committee structure and operations and (d) committee reporting to the Board.

     6. The Committee shall review and reassess the adequacy of the corporate governance procedures of the Company and recommend any proposed changes to the Board for approval.

     7. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     8. The Committee shall maintain an orientation program for new directors and a continuing education program for all directors.

     9. The Committee may form and delegate authority to subcommittees composed of one or more of its members when appropriate.

     10. The Committee shall make reports to the Board at the next meeting of the Board following each Committee meeting.

     11. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

                                    -- 39 --

APPENDIX D
                                    PHC, INC.

                  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
   POLICIES & PROCEDURES FOR THE CONSIDERATION OF BOARD OF DIRECTOR CANDIDATES

I.   Policy Regarding Director Candidates Recommended by Stockholders.

     PHC, Inc. (the "Company") will consider all director candidates recommended to the Nominating and Corporate Governance Committee (the "Committee") by stockholders at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board as required by the Company's by laws.

II.  Director Minimum Qualifications.

Set forth below are the minimum qualifications that the Nominating Committee believes are needed to effectively serve as a Company director.

A. Each director nominee is evaluated in the context of the full Board's qualifications as a whole, with the objective of establishing a Board that can best perpetuate the success of the Company's business and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to the Company of the director nominee's respective skills and experience, which must be complimentary to the skills and experience of the other members of the Board.

B. Director nominees must possess a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment, and an understanding of the Company's business on an operational level.

C. Each director may be assigned committee responsibilities. A director nominee's educational and professional backgrounds must be consistent with the director nominee's committee assignment (e.g., director nominees who will be assigned to the audit committee must be financially literate as may be defined within the Company's Audit Committee Charter).

D. Director nominees must demonstrate a willingness to devote the appropriate time to fulfilling Board duties.

E. Director nominees shall not represent a special interest or special interest group whose agenda is inconsistent with the Company's goals and objectives or whose approach and methods are inconsistent with what the Board believes is in the best interest of the Company's stockholders.

F. Director nominees shall not be a distraction to the Board, nor shall a director nominee be disruptive to the achievement of the Company's business mission, goals and objectives.

III. Procedures for Consideration of Security Holder Nominations.

Set forth below are the procedures by which a stockholder may recommend a Board of Directors nominee to the Committee.

A. Stockholder nominations must include ALL of the information described in paragraphs C. though G. below and must be received in its entirety by the 120th calendar day before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting to be considered for the next scheduled annual meeting of stockholders.

B. Stockholder nominations must be in writing and submitted via registered mail or overnight delivery service to the Committee Chairman at the Company's corporate headquarters' address.

                                    -- 40 --

C. Supporting documentation must be submitted that allows the Committee to verify ownership by the nominating stockholder of the Company's outstanding shares at all times during the immediately preceding year from the date of the recommendation as required by the Company's by laws.

D. The stockholder must submit an affidavit from the director nominee stating that if elected, the director nominee is willing and able to serve on the Company's Board for the full term to which the director nominee would be elected. The affidavit must also acknowledge that the director nominee is aware of, has read and understands the Company's Code of Ethics, which can be found on the Company's web site at phc-inc.com, and Board of Director Committee Charters (collectively the "Corporate Governance Documents"), and further that the director nominee acknowledges that, if elected, the director nominee is subject to and will abide by the Corporate Governance Documents.

E. The stockholder must submit documentation as to the director nominee's qualifications, which at a minimum must include:

     1.   A complete biography, including full employment history;

     2. A signed consent form and waiver authorizing the Company to perform full background checks of the director nominee, including criminal and credit history, from a firm acceptable to the Company in its sole discretion;

     3. Documentation of educational levels attained, complete with official transcripts issued directly by the educational institution and sent directly from the educational institution to the Company's Corporate Secretary or Clerk;

     4.   Disclosure   of  all  special   interests   and  all   political   and
          organizational affiliations;

     5. A signed, written statement from the director nominee the reasons that the director nominee wants to serve on the Company's Board, the reasons that the director nominee believes that he or she is qualified to serve, and

     6. A description of all litigation to which he or any of his affiliates have been a party within the past seven years.

F. The stockholder must submit any additional information required to be included in the Company's proxy statement for director nominees which determination will be made by the Company in its sole and absolute discretion (including, without limitation, information regarding business experience, involvement in legal proceedings, security ownership and transactions with the Company or management).

G. The information submitted by the stockholder must include complete contact information for the submitting stockholder and the director nominee.



                                    -- 41 --